EXHIBIT 10.7

                                INDUSTRIAL LEASE


                                     between

                            BR/NO LA. PROPERTIES, LLC
                                   (Landlord)

                                       and

                             MORGAN PRODUCTS, LTD.,
                         doing business in Louisiana as
                               MORGAN DISTRIBUTION
                                    (Tenant)


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                                TABLE OF CONTENTS
                                INDUSTRIAL LEASE

      Article              Title                                           Page

         1                 Definitions                                       1
         2                 Premises                                          2
         3                 Term                                              2
         4                 Rental; Adjustments                               2
         5                 Security Deposit                                  4
         6                 Use of Premises                                   5
         7                 Utilities and Services                            6
         8                 Maintenance and Repairs                           6
         9                 Alterations, Additions and Improvements           7
        10                 Indemnification and Insurance                     8
        11                 Damage or Destruction                            10
        12                 Condemnation                                     10
        13                 Relocation                                       10
        14                 Assignment and Subletting                        10
        15                 Default and Remedies                             11
        16                 Attorneys' Fees; Costs of Suit                   13
        17                 Subordination and Attornment                     13
        18                 Quiet Enjoyment                                  14
        19                 Parking                                          14
        20                 Rules and Regulations                            14
        21                 Estoppel Certificates                            14
        22                 Entry by Landlord                                14
        23                 INTENTIONALL OMITTED                             15
        24                 Holdover Tenancy                                 15
        25                 Notices                                          15
        26                 Brokers                                          15
        27                 Miscellaneous                                    16
        28                 Floor Load Limits                                17
        29                 Landlord's Lien                                  17
        30                 Uniform Commercial Code                          17
        31                 Renewal Option                                   19
        32                 First Right of Refusal                           20
EXHIBITS
Exhibit A                      Floor Plan of the Premises
Exhibit B                      Work Letter Agreement
Exhibit C                      Suite Acceptance Letter
Exhibit D                      Tenant Operations Inquiry
Schedule 1                     List of Permissible Hazardous Materials and
  to Exhibit D                 Quantities for Tenant
Exhibit E                      List of Additional Insureds
Exhibit F                      Rules and Regulations
Exhibit G                      Guaranty
Exhibit H                      Building Plans

                                        i


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                                INDUSTRIAL LEASE

                          [FORM NET LEASE/MULTI-TENANT]

         THIS LEASE ("Lease"), dated May 7, 1997, is made and entered into by and between BR/NO LA. Properties, LLC ("Landlord") and Morgan Products, Ltd., doing business in Louisiana as Morgan Distribution ("Tenant") upon the following terms and conditions:

                             ARTICLE I - DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

         1.01 Building. The term "Building" shall mean that certain office/warehouse building located at 11401 Industriplex Boulevard, Baton Rouge, Louisiana 70809 together with all related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

         1.02.01 Temporary Premises. Tenant will have the use of Suite 170 at 11441 Industriplex Boulevard rent free from May 1, 1997 up to the time Tenant accepts occupancy of the Premises as hereinbleow defined subject to the same terms and conditions of this Lease.

         1.02 Premises. The term "Premises" shall mean Space No.1 in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.

         1.03 Rentable Area of the Premises. The term " Rentable Area of the Premises" shall mean 22,596 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises.

         1.04 Lease Term. The terms "Lease Term" or "Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

         1.05     Commencement  Date.  Subject  to  adjustment  as  provided  in
Article 3, the term "Commencement Date" shall mean August 1, 1997.

         1.06 Expiration Date. Subject to adjustment as provided in Article 3, the term "Expiration Date" shall mean July 31, 2002.

         1.07 Base Rent. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean seven thousand one hundred fifty five and 40/100 Dollars ($7,155.40) per month in year one (1), seven thousand five hundred thirty two and 00/100 Dollars ($7,532.00) per month in year two (2), eight thousand two and 75/100 Dollars ($8,002.75) per month in year three (3) and eight thousand four hundred seventy three and 50/100 Dollars ($8,473.50) per month in years four (4) and five (5).

         1.08 Tenant's Percentage Share. The term "Tenant's Percentage Share" shall mean fifty three and 32/100 percent (53.32%) with respect to Operating Expenses (as hereinafter defined), mean fifty three and 32/100 percent (53.32%) with respect to Property Taxes (as hereinafter defined), mean fifty three and 32/100 percent (53.32%) with respect to Insurance Expenses (as hereinafter defined) and mean fifty three and 32/100 percent (53.32%) with respect to Tenant's law compliance obligations under Section 6.02(C) of this Lease and for all other purposes under this Lease.

         1.09 Security Deposit. The term "Security Deposit" shall mean five thousand and 00/100 Dollars ($5,000.00).

         1.10 Tenant's Permitted Use. The term "Tenant's Permitted Use" shall mean general office and warehouse facility for storage and distribution of supplies and products and no other use.

         1.11 Landlord's Address For Notices. The term "Landlord's Address for Notices" shall mean Sealy & Company, Inc. 110 James Drive West, Suite 218, St. Rose, Louisiana 70087, with a copy to The Sealy Companies, 333 Texas, Suite 1450, Shreveport, Louisiana 71101: Attn: Mark P. Sealy.

         1.12 Tenant's Address For Notices. The term "Tenant's Address for Notices" shall mean Morgan Distribution 303 Mulberry Drive Mechanicsburg, PA 17055 Attn: President with copy to Ed Miller Nisen & Elliott 200 West Adams Street, Chicago, IL 60606.

         1.13     Brokers.  The term "Brokers" shall mean Sealy & Company, Inc.


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         1.14     [Paragraph intentionally deleted]

                              ARTICLE II- PREMISES

         2.01 Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B.

         2.02 Acceptance of Premises. Tenant acknowledges that except as specifically set forth herein Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter in the form and content of Exhibit C, accepting the Premises.

                               ARTICLE III - TERM

         3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days. Landlord will provide Tenant with fifteen (15) days advance notice of the revised commencement date.

                        ARTICLE IV - RENTAL; ADJUSTMENTS

         4.01     Definitions.  As used herein,

                           (A) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Taxes shall include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes for any calendar year shall be Taxes which are due for payment [words intentionally deleted] during such year. If at any time during the Lease Term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase in any such Taxes, and shall be measured by or be based in whole or in part upon the Building or the rents or other income from the Building, then all such new taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, shall be included in Taxes to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

                           (B) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes).

         Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building.

                           (C) "Insurance Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord for premiums for hazard, "all risk", casualty, rent interruption and liability insurance and all other insurance, obtained by Landlord in connection with or relating to the Building.

         [Paragraph intentionally deleted]


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         4.02     Base Rent. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following adjustments (herein collectively called the "Rent Adjustments"):

                  (A)      [Paragraph intentionally deleted]

                  (B) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, shall be increased by Tenant's Percentage Share of the Property Taxes for such year (the "Tax Adjustment").

                  (C) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, also shall be increased by Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during such year (the "Operating Expense Adjustment").

                  (D) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, also shall be increased by Tenant's Percentage Share of the Insurance Expenses for such year (the "Insurance Adjustment").

                  (E) The Tax Adjustment, the Operating Expense Adjustment and the Insurance Adjustment are hereinafter referred to collectively as the "Tax, Operating Expense and Insurance Adjustments".)

         4.03 Adjustment Procedure; Estimates. The Tax, Operating Expense and Insurance Adjustments specified in Sections 4.02(B), 4.02(C) and 4.02(D) shall be determined and paid as follows:

                  (A) During each calendar year during the Lease Term, Landlord shall give Tenant written notice of Landlord's reasonable estimate of amounts payable under Sections 4.02(A), 4.02(B) and 4.02(C) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  (B) Within ninety (90) days after the close of each calendar year in which any Rent Adjustment is made or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes, Operating Expenses and Insurance Expenses, and the actual Tax, Operating Expense and Insurance Expense Adjustments to be made pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) for such calendar year, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.04 below. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is more than the estimated payments for the Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant within ninety (90) days. No delay in providing the statements described in this Section 4.03(B) shall act as a waiver of Landlord's right to payment under Sections 4.02(B), 4.02(C) or 4.02(D) above. Notwithstanding the foregoing, Tenant's right to receive any credit or payment pursuant to the preceding sentences of this Section 4.03(B) is conditioned on this Lease being in full force and effect and Tenant not being in default under this Lease on the date such credit or payment is due.

                  (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) that is applicable to calendar year in which such termination occurs shall be prorated on the basis of the number of days from the commencement date January 1 of the calendar year to the termination bears to 365. If this Lease shall commence on a day other than the beginning of a calendar year, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Section 4.02(B), 4.02(C) and 4.02(D) that is applicable to the calandar year in which the Lease commences shall be prorated on the basis of the number of days from the commencement date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Sections 4.03(B) and 4.03(C) to be performed after such termination.

         4.04 Review of Landlord's Statement. Provided this Lease is in full force and effect and that Tenant is not then in default under this Lease Landlord's books and records shall be available to Tenant for inspection at Landlord's office in Shreveport, Louisiana, at reasonable times. Tenant shall have the right, at its cost and expense, to examine and audit Landlord's books and records relative to such Operating Expenses, provided such examination or audit shall be conducted so as not to disrupt or interfere with Landlord's operations. [Remainder of sentence intentionally deleted]


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                  (A)      [Paragraph intentionally deleted]

                  (B)      [Paragraph intentionally deleted]

                  (C)      [Paragraph intentionally deleted]

         4.05 Payment. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

         4.06 Late Charge; Interest. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rent to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) business days after the date the payment is due, and 24 hours after written notice Tenant shall to Landlord, as additional rental, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid. The provision for written notice hereinabove shall expire if on one or more occasions during the same calendar year Tenant's payment of Base Rent is late.

         4.07 Additional Rental. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent".

         4.08 Additional Taxes. In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possession interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                          ARTICLE V - SECURITY DEPOSIT

         5.01 Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall


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immediately  upon  written  demand  deposit  cash  with  Landlord  in an  amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant. In the event of any bankruptcy or other proceeding initiated by or against Tenant, it is agreed that all such Security Deposit held hereunder shall be deemed to be applied by Landlord to rent, sales tax and all other charges due from Tenant to Landlord for the last month of the Term and each preceding month until such Security Deposit is fully applied.


                          ARTICLE VI - USE OF PREMISES

         6.01 Tenant's Permitted Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1 .10 above and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

         6.02     Compliance With Laws and Other Requirements.

                  (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws").

                      Landlord represents and warrants that at the time of tender of possession of the Premises to Tenant, the Premises and the Building shall comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Premises, and Building and improvements thereon and zoned for general office and the storage and distrubution of building products.

                  (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XX.

                  (C) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rental, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building, or any equipment or machinery used in connection with the Building, if any such item is required under any Applicable Law which was not applicable to the Building at the time the Building was constructed; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally acceptable accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year subject to Landlord's requirements in Section 8.01 herein.

         6.03     Hazardous Materials.

                  (A) No Hazardous Materials (as defined herein) shall be Handled (as defined herein) upon, about, above or beneath the Premises or any portion of the Building by or on behalf of a Responsible Party (as defined herein), unless the Hazardous Materials are listed in Exhibit D hereto and then only in the quantities listed in the exhibit. Any such Hazardous Materials so Handled, or the presence of which is a result of the act or omission of a Responsible Party, shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with all applicable Environmental Laws (as defined herein).

                  (B) Notwithstanding  the  obligation  of  Tenant to  indemnify
         Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

                  (C) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

                  (D) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance", Hazardous waste," Infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos;
         (v) which is radioactive; (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by Environmental Laws, or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

                  (E) "Handle," "handle," "Handled," "handled," "Handling" or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation or any other activity of any type in connection with or involving Hazardous Materials.

                  (F) "Responsible Party" shall mean Tenant, its subtenants and its assignees, and their respective contractors, clients, officers, directors, employees, agents, and invitees, or any of them, as the case may be.

                  (G) Tenant agrees to maintain only the Hazardous Materials listed in Schedule 1 to Exhibit D in the Premises and in or at the Building and only in the quantities listed in Schedule 1 to Exhibit D. Tenant also agrees that changes to the type and quantities of such Tenant's Hazardous Materials may be done only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant further agrees that Landlord shall have the right to inspect the Premises to verify the types and quantities of the materials stored therein.

                  (H) Tenant agrees to execute affidavits, representations and the like from time to time at Landlord's request conveying Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises or in or at the Building.

         INSERT 6.04 on Page 6-A attached hereto is incorporated herof by this reference.

                      ARTICLE VII - UTILITIES AND SERVICES

         7.01 Services. Landlord shall provide the normal utility service connection into the Premises and Tenant, at its sole expense, shall arrange with the appropriate utility company to install all necessary connections and without fail to maintain in continuous operation during the entire term of the Lease, all such utility service, whether or not Tenant is in actual possession of the Premises. Tenant shall pay for all water, gas, heat, light, power, sweeping and other janitorial services, rubbish and trash disposal, sewer and any other utilities and services supplied in, about or related to the Premises, together with any taxes thereon, connection charges and deposits, and also shall pay for all electrical light bulbs, lamps and tubes in connection therewith. If any such utilities and services are not separately metered to Tenant, Tenant shall pay a reasonable portion to be determined by Landlord of all charges jointly metered with other premises. Landlord reserves the right during the Term of this Lease to grant easements or public utility purposes on, over, or below the Premises without any abatement in rent, provided that said easements do not unreasonably interfere with the normal operation of the business conducted by Tenant in the Premises. Landlord shall not be required to pay for any service, supplies or upkeep in connection with the Premises. Tenant shall arrange for and pay for all telephone service and equipment, including any additions or alterations to the existing telephone service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Building and which shall be appropriately labeled upon the termination of this Lease.

         Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.01 shall be payable upon demand by Landlord and shall constitute additional rent or Rent under this Lease.

         7.02 Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rental required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder. Tenant recognizes that any security services provided by Landlord at the Building are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Building.

                     ARTICLE VIII - MAINTENANCE AND REPAIRS

         8.01     Landlord's Obligations.

                  (A) During the Lease Term, Landlord shall, at its expense, maintain only the roof, foundation and the structural soundness of the exterior walls (excluding all windows, plate glass, doors and pest control and extermination) of the portion of the Building containing the Premises in good repair and condition except for reasonable wear and tear. Landlord also shall maintain, at its expense, subject to reimbursement as part of Operating Expenses, the downspouts and fire safety sprinkler system of the Building. If Tenant determines that any such repair or maintenance by Landlord is required, Tenant shall promptly give written notice to Landlord of the need for such repair or maintenance and unless Landlord in good faith disagrees with such determination by Tenant, Landlord shall proceed with reasonable promptness to perform such maintenance. Except as otherwise expressly provided in this Lease, there shall be no abatement or reduction of Rent, nor shall there be any liability of Landlord, by reason of any damage, injury or inconvenience to, or interference with, Tenant or Tenant's business or operations arising from the making of, or failure to make, any maintenance, repairs, alteration or additions in or to any portion of the Building.

INSERT 6.04

Notwithstanding  anything to the  contrary  contained  in this Lease,  including
Article VI and Exhibit D, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises or the Building caused or permitted by any other tenants in the Building, their agents, employees, contractors, subtenants or invitees or otherwise existing prior to the execution of the Lease.


                                     - 6-A -

                  (B) Tenant shall, at its sole cost, pay for any damage to the roof, foundation and/or external walls caused by any act, omission, negligence or fault of Tenant or any employee, agent or contractor of Tenant.

         8.02 Tenant's Obligations. During the Lease Term, Tenant shall, at its risk and at its own sole cost and expense, maintain all other parts of the Building and other improvements in or on the Premises in good repair and condition (including all necessary replacements), including, but not limited to, heating, ventilation and air conditioning systems, all glass elements, doors (including dock doors), dock bumpers, regular mowing of any grass, trimming, weed removal, regular removal of debris and, if applicable, Tenant shall pay Tenant's Percentage Share with respect to Operating Expenses of maintenance expense for any spur railroad track serving the Premises, and Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Premises, if requested by such railroad company. Landlord Tenant shall repaint at Tenant's expense the exterior doors or other exposed parts of the Building which reasonably require periodic repainting to prevent deterioration. However, in a multi-occupancy Building, Landlord reserves the right to perform lawn and other common area maintenance (including, without limitation, exterior painting) and in such instance Tenant agrees to pay Landlord for lawn and other common area maintenance (including, without limitation, exterior painting) based on Tenant's Percentage Share with respect to Operating Expenses. Tenant shall take good care of all property and its fixtures, including all landscaping, and suffer no waste. Tenant shall engage a certified pest control firm to perform regular (not less frequent than monthly but more frequent if Landlord determines the need therefor) extermination for pests including, but not limited to, roaches rodents and termites. Should Tenant neglect to keep and maintain the Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due under this Lease. In connection with Tenant's maintenance and repair of the heating, ventilation and air conditioning systems, Tenant shall provide Landlord during the Term of this Lease and any renewal hereof with a duplicate original of a maintenance contract, in form and substance acceptable to Landlord, with an HVAC maintenance firm acceptable to Landlord. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises;
(c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees. Landlord represents that there will be a five (5) year manufacturers warranty on the HVAC compressors that will be assigned to Tenant upon execution of this Lease.

         8.03 Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises and Building, caused by Tenant or Tenant's agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make sure repairs or replacements and Tenant shall reimburse the cost, plus a ten percent (10%) overhead charge therefor, to Landlord on demand.

         8.04 Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord, broom clean with all debris removed, in as good condition as at the date of first possession of Tenant, ordinary wear and tear excepted. Tenant understands the "ordinary wear and tear" does not mean Tenant shall be relieved of performing its obligations under this Lease relating to maintenance, repairs and replacements as provided for in the Lease. The cost and expense or any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have a right of reimbursement against Tenant.

         8.05 Landlord's Rights. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such reparis. During the pendency of such repairs, Landlord shall use resonable efforts to minimize any material interruption of Tenant's business; provided, that if such repairs by Landlord are required to remedy an emergency situation or to cure a breach or default by Tenant under this Lease, Landlord shall not be obligated to minimize such interruption.


              ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         9.01 Landlord's Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord. Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation:
Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Section 6.03; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for , and the progress of, the Alterations.

         9.02 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.

         9.03 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         9.04 Lease Termination. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

                    ARTICLE X - INDEMNIFICATION AND INSURANCE

         10.01 Indemnification. Tenant [text intentionally omitted] agrees to protect, indemnify, hold harmless and defend Landlord and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns, with respect to any liability arising out of Tenant's occupancy of said Premises including without limitation the following [text intentionally omitted]:

                  (A) any and all loss, cost, damage, liability or expense as incurred (including but not limited to actual attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

                  (B) any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined in Section
         6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on the use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is strictly liable under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                  (C) any and all testing or investigation as may be requested by any governmental agency or lender for the purpose of investigating the presence of Tenant's Hazardous Materials that may not be in compliance with Environmental Laws.

                  (D) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

         10.02    Property Insurance.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises, including, without limitation, all floor and wall coverings. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                  (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

                  (C) Landlord shall, at all times during the Lease Term, procure and maintain "all-risk" property insurance in the amount not less than one hundred percent (100%) of the replacement cost covering the Premises, but not the contents thereof, and the Building in which the Premises are located.

         10.03    Liability Insurance.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $2,000,000 per occurrence and a general aggregate limit of at least $3,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.) Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds.

                  (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorney's fees, arising under any present or future law, statute, or ordinance of the State of Louisiana or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $1,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of supports and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.)

                  (C) Landlord shall, at all times during the Lease Term, procure and maintain general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00) per occurrence, and a general aggregate limit of at least Three Million Dollars ($3,000,000.00). Such policy shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord, its agents, beneficiaries, partners, employees and any deed of trust holder or mortgagee of Landlord as insured parties as their interest may appear.

         10.04 Workers' Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Louisiana, and Employers' Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury by Disease - Policy Limit.

         10.05 Automobile Liability Insurance. At all times during the Lease Term, Tenant shall provide and maintain, at its sole expense, commercial automobile liability insurance including owned, non-owned and hired vehicles, applying to the use of any vehicles arising out of the operations of Tenant. Such insurance shall apply to bodily injury and property damage in a combined single limit of not less than $1,000,000 per accident.

         10.06 Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Louisiana and rated not less than A-VII in Best's Insurance Guide and a Standard and Poor's claims paying ability rating of not less than AA. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

         10.07 Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant pursuant to this Article X shall contain a clause denying the insurer any right of subrogation against Landlord.

         10.08 Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION

         11.01 Total Destruction. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Premises are totally destroyed.

         11.02 Partial Destruction of Premises. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its preexisting condition within one hundred eighty (180) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair the damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, be made within said one hundred eighty (180) day period, then Landlord shall allow Tenant [part of sentence intentionally omitted] the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

         11.03 Exceptions to Landlord's Obligations. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Termination Date, exclusive of option periods. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

         11.04 Waiver. The provisions contained in this Lease shall supersede any contrary laws now or hereafter in effect relating to damage or destruction.

                           ARTICLE XII - CONDEMNATION

         12.01 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         12.02 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.

         12.03 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

                            ARTICLE XIII - RELOCATION

         13.01 Paragraph intentionally omitted] Relocation. Landlord shall have the right, at its option upon not less than thirty (30) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described above other space in the Building of approximately the same dimensions and size as the Premises described in Section 1.02 above. If Tenant is already in occupancy o the Premises, then Landlord shall also reimburse Tenant for Tenant's reasonable moving and telephone relocation expenses and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant.

                     ARTICLE XIV - ASSIGNMENT AND SUBLETTING

         14.01 Restriction. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. For purposes of this Section 14.01, an assignment shall include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease all or part of the Premises to its parent, any of its parent's wholly-owned subsidiaries or purchaser without the consent of Landlord, provided, however, that proper notice per paragraph 14.02 be provided to Landlord but such assignment or subletting shall never release Tenant from any and all obligations, covenants, and conditions set forth in this Lease.

         14.02 Notice to Landlord. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least twenty (20) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                  (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                  (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         14.03 Landlord's Recapture Rights. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

         14.04 Landlord's Consent; Standards. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease;
(iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or vehicular traffic in or to the Building or would require any alterations to the Building to comply with applicable laws unless paid for by Tenant.

         14.05 Additional Rent. If Landlord consents to any such assignment or subletting, fifty percent (50%) of all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, which exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         14.06 Landlord's Costs. If Tenant shall assign this Lease or shall sublet all or any part of the Premises or shall request the consent of Landlord to any assignment, subletting or other act, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and a minimum maximum fee to Landlord of Five Hundred Dollars ($500.00).

         14.07 Continuing Liability of Tenant. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         14.08 Non-Waiver. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this
Article XIV, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

                        ARTICLE XV - DEFAULT AND REMEDIES

         15.01 Events of Default By Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                  (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due and the continuation of such failure for five (5) days after written notice thereof by Landlord to Tenant.

                  (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent).

                  (C) The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

                  (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01(C) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall be deemed to exist if Tenant commences the curing of the default promptly within such thirty (30) day period and thereafter diligently prosecutes the same to completion and achieves the same within sixty (60) days after the occurrence of such default. Landlord may provide additional time as necessary if in Landlord's reasonable opinion Tenant is in fact diligently working to cure such default. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                  (E) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

         15.02 Landlord's Right To Terminate Upon Tenant Default. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right without notice or demand to Tenant (Tenant hereby irrevocably waiving all notices and demands, statutory or otherwise, including without limitation, any notice otherwise required in connection with any forcible entry and detainer action), to terminate this Lease or Tenant's right to possession of the Premises without terminating this Lease, in which event Landlord shall be entitled to receive from Tenant:

                  (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                  (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by discounting such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of Chicago on advances made to member banks under Sections 13 and 13a of the Federal Reserve Act ("discount rate") prevailing on the date of execution of this Lease by Landlord. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award plus one percent (1%).

         15.03 Landlord's Right To Continue Lease Upon Tenant Default. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due. Landlord may, but shall have no obligation to re-let all or any part of the Premises. In the event Landlord at its sole discretion elects to re-let the Premises to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         15.04 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         15.05 Default Under Other Leases. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

         15.06 Non-Waiver. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such instatement or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         15.07 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, including the right to terminate Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.02, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         15.08 Default by Landlord. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease.

                   ARTICLE XVI - ATTORNEYS FEES: COSTS OF SUIT

         16.01 Attorneys' Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         16.02 Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation. Should Tenant be made a party to any litigation instituted by Landlord against a party other than Tenant, or by a third party against Landlord, Landlord shall indemnify, hold harmless and defend Tenant from any and all loss, cost, liability, damage or expense incurred by Tenant, including attorney's fees, in connection with the litigation.

                   ARTICLE XVII - SUBORDINATION AND ATTORNMENT

         17.01 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building or the underlying real estate; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

                  Within thirty (30) days after the execution of this Lease, Landlord will obtain a Subordination Non-Distrubance Agreement from the lender in favor of the Lessee in a form that is acceptable to the current lender.

         17.02 Attornment. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02.

         17.03 Mortgage and Ground Lessor Protection. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty

(20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty
(30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                         ARTICLE XVIII - QUIET ENJOYMENT

         18.01    Provided   that  Tenant   performs  all  of  its   obligations
hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

                              ARTICLE XIX - PARKING

         19.01 Tenant, its employees and invitees, are hereby granted the non-exclusive privilege to use parking spaces at the Building. Tenant shall abide by all rules and regulations regarding the use of the parking area as may now exist or as may hereinafter be promulgated by Landlord. Landlord reserves the right to modify, restripe and otherwise change the location of drives, parking spaces and parking area at the Building. Landlord may, but shall have no obligation to, designate certain parking spaces for trucks, handicapped persons or designated tenants as Landlord, in its sole discretion, may deem necessary for the professional and efficient operation of the parking area and the Building. Landlord shall have the right to reasonably restrict the number and location of truck/tractor trailers for the overall benefit of all tenants, it being agreed by Tenant that it is not the intent of this Lease to provide unrestricted parking for truck/tractor trailers. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant will reimburse Landlord upon demand for any damage caused to the parking surfaces or facilities caused by Tenant's or any of its employees', agents' or invitees' trucks/tractor trailers or any other vehicles. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. At no time shall the parking of any vehicle be permitted in the fire lanes or handicapped parking areas servicing the Building.

                       ARTICLE XX - RULES AND REGULATIONS

         20.01 The Rules and Regulations attached hereto as Exhibit F are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

                       ARTICLE XXI - ESTOPPEL CERTIFICATES

         21.01 Tenant agrees at any time and from time to time upon not less than ten (10) days prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Building (hereafter a "Ground Lessor"), or to any prospective purchaser of the land, improvements or both comprising the Building, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free Rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; and that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default. In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, it shall be considered a material breach of the Lease. [Sentence intentionally omitted.]

ARTICLE XXII -ENTRY BY LANDLORD

         22.01 Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry . As provided for in clause (xiii) of
Section 27.19 of this Lease, Landlord shall at all times have the right, but not the obligation, to obtain from Tenant and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.



                                  ARTICLE XXIII

         23.01    ARTICLE XXIII WAS INTENTIONALLY OMITTED


         23.02 Transfer of Landlord's Interest. Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations for any matters arising subsequent to their transfer of Landlord's interest in the Building. Landlord shall not be liable for any obligation hereunder arising after a transfer of its interest in the Building.

                         ARTICLE XXIV - HOLDOVER TENANCY

         24.01 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                              ARTICLE XXV - NOTICES

         25.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or may be sent by overnight courier, addressed to the Landlord at the address for Landlord set forth in Section 1.11 above and to Tenant at the address for Tenant set forth in Section 1.12 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given by overnight courier shall be deemed given on the first business day following the date such notice is delivered by such courier provided such courier verifies delivery thereof.

                             ARTICLE XXVI - BROKERS

         26.01 Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with this Lease other than Sealy & Company, Inc. and covenants to pay, hold harmless and indemnify each other from and against any and all costs, expenses or liability for any compensation, commissions, and charges claimed by any other broker or agent (other than the broker named above) with respect to this Lease or the negotiation thereof with whom such indemnifying party had dealings.

                          ARTICLE XXVII - MISCELLANEOUS

         27.01 Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in Connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         27.02 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

         27.03 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         27.04 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         27.05 Survival of Obligations. Any obligations of Landlord or Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Landlord or Tenant shall promptly perform all such obligations whether or not this Lease has expired.

         27.06 Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         27.07 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

         27.08 Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         27.09 Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         27.10 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         27.11 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         27.12 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         27.13 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

         27.14 Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

         27.15 Exhibits and Schedules. Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Suite Acceptance Letter), D (Tenant Operations Inquiry), E (List of Additional Insureds), F (Rules and Regulations), G (Guaranty) and H (Building Plans), and Schedule 1 to Exhibit D (List of Permissible Hazardous Materials and Quantities) are incorporated into this Lease by reference and made a part hereof.

         27.16 Offer to Lease. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

         27.17 Waiver; No Counterclaim; Choice of Laws. To the extent permitted by applicable law, Tenant hereby waives the right to a jury trial in any action or proceeding regarding this Lease and the tenancy created by this Lease. [Sentence intentionally omitted.] In addition, Tenant hereby submits to local jurisdiction in the State of Louisiana and agrees that any action by Tenant against Landlord shall be instituted in the State of Louisiana and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Louisiana. To the extent permitted by applicable law, Tenant hereby waives any and all rights of redemption granted by any present or future laws.

         27.18    Electrical  Service  to the  Premises.  Anything  set forth in
Section 7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

         27.19 Rights Reserved by Landlord. Provided Landlord uses its best efforts to minimize interference with the business of the Tenant, Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises.

         27.20 Tenant Operations Inquiry. As a material inducement to Landlord to enter into this Lease (i) Tenant has completed Exhibit D hereto, and
(ii) Tenant represents and warrants to Landlord that Exhibit D is true and correct in all material respects and is not misleading.

         27.21 Guaranty. Simultaneously with execution and delivery of this Lease, the Guarantors shall execute and deliver to Landlord the Guaranty in the form and content of Exhibit G hereto.

         27.22 Consent. Whether Landlord's consent is required under the terms of the Lease such consent shall not be unreasonably withheld.

                       ARTICLE XXVIII - FLOOR LOAD LIMITS

         28.01 Floor Load Limits. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to occupants of the complex of adjacent property.

                         ARTICLE XXIX - LANDLORD'S LIEN

         29.01    [Paragraph intentionally omitted.]

                      ARTICLE XXX - UNIFORM COMMERCIAL CODE

         30.01    [Paragraph intentionally omitted.]

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.




TENANT:                                     LANDLORD:

MORGAN PRODUCTS, LTD.,
doing business in Louisiana as
MORGAN DISTRIBUTION                         BR/NO LA. PROPERTIES, LLC


By:      _________________________          By:      SPM Industrial, LLC

Its:     _________________________          Its:     Administrative Member


                                            ______________________________
                                            Mark P. Sealy
                                            Member

ATTEST:


______________________________


______________________________


WITNESSES:                                  WITNESSES:


______________________________              ______________________________


______________________________              ______________________________

RIDER TO LEASE dated May 7, 1997 between BR/NO LA. Properties, LLC (hereinafter referred to as "Landlord") and Morgan Products, Ltd., doing business in Louisiana as Morgan Distribution (hereinafter referred to as "Tenant").

                         ARTICLE XXXII - RENEWAL OPTIONS

31.01 Landlord and Tenant agree that the lease shall include the following renewal option:

              (A) Renewal Option: Subject to credit approval by Landlord and if Tenant is not in default of the Lease at the time delivery of notice is required to exercise this option, and if at any time thereafter through and including the time the subject renewal term is to commence, Tenant has not been in default with respect to any terms and conditions contained herein, the Tenant, but not any assignee or sublessee, shall have one (1) option to renew this lease for one (1) additional term ("Renewal Term") of five (5) years which shall commence on August 1, 2002 and expire on July 31, 2007, on the same terms and conditions as set forth herein, provided that Tenant gives Landlord written notice no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the then current term, except that the rental for the Renewal Term shall be based on the then prevailing rental rate for this property.

                      For purposes of the preceding sentence, "prevailing rental rate" shall mean the total rental rate being quoted by Landlord to third party tenants and accepted by such third party tenants at the time of the relevant renewal for similar space, including all fixed and/or indexed rental adjustments and all rental adjustments for taxes and expenses for the leased premises, within the Building and taking into account lease buildouts and other concessions.

              (B) In the event Tenant exercises the Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this lease reflecting the renewal of the Term of this lease on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of the rental rate.

              (C) Tenant agrees to accept the Premises in an "as-is" physical condition on the commencement date of the Renewal Term and Tenant shall not be entitled to any credit or allowance from Landlord for the improvement thereof or otherwise.

              (D) The Renewal Option herein granted shall automatically terminate upon the earlier to occur of (i) expiration or termination of this lease, (ii) the termination of Tenant's right to possession of the leased premises, (iii) the failure of Tenant to timely or properly exercise the renewal option.


31.02 Landlord and Tenant agree that the lease shall include the following second renewal option:_PRIVATE __

              (A) Second Renewal Option: Subject to credit approval by Landlord and if Tenant is not in default of the Lease at the time delivery of notice is required to exercise this option, and if at any time thereafter through and including the time the subject renewal term is to commence, Tenant has not been in default with respect to any terms and conditions contained herein, the Tenant, but not any assignee or sublessee, shall have one (1) additional option to renew this lease for a second (2nd) additional term ("Second Renewal Term") of five (5) years which shall commence on August 1, 2002 and expire on July 31, 2007, on the same terms and conditions as set forth herein, provided that Tenant gives Landlord written notice no earlier than twelve (12) months and no later than six
                      (6) months prior to the expiration of the then current term, except that the rental for the Second Renewal Term shall be based on the then prevailing rental rate for this property.

                      For purposes of the preceding sentence, "prevailing rental rate" shall mean the total rental rate being quoted by Landlord to third party tenants and accepted by such third party tenants at the time of the relevant renewal for similar space, including all fixed and/or indexed rental adjustments and all rental adjustments for taxes and expenses for the leased premises, within the Building and taking into account lease buildouts and other concessions.


              (B) In the event Tenant exercises the Second Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this lease reflecting the renewal of the Term of this lease on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of the rental rate.

              (C) Tenant agrees to accept the Premises in an "as-is" physical condition on the commencement date of the Second Renewal Term and Tenant shall not be entitled to any credit or allowance from Landlord for the improvement thereof or otherwise.

              (D) The Second Renewal Option herein granted shall automatically terminate upon the earlier to occur of (i) expiration or termination of this lease, (ii) the termination of Tenant's right to possession of the leased premises, (iii) the failure of Tenant to timely or properly exercise the Second Renewal Option.

                     ARTICLE XXXII - RIGHT OF FIRST REFUSAL

32.01 (A) During the term of this Lease and after initial occupancy by prospective tenants for Suites 4 and 5, and subject to credit approval by Landlord, the Tenant shall have the first right of refusal ("Refusal Right") to lease, either singly or collectively, all of the adjacent Suites #4 and #5, located at 11401 Industriplex Boulevard, Baton Rouge, Louisiana consisting of approximately 7,706 and 12,076 square feet respectively cross hatched in
                      Section 32.02 below (hereinafter called "Expansion Premises").

              (B) In the event that the Landlord, or the Landlord's successor in interest, has knowledge of the upcoming availability of either Expansion Premises and shall propose to lease either Expansion Premises, or otherwise grant any occupancy rights therein, the Landlord shall first give written notice ("Landlord's Notice") of such availability or proposed transaction to the Tenant, which notice shall include the rent, terms and conditions of such proposed transaction. The Tenant shall have fifteen
                      (15) business days after such Landlord's Notice during which the Tenant may elect, by written notice to the Landlord, sent certified mail, return receipt requested or delivered by an overnight courier service or in hand, to exercise its Refusal Right in accordance herewith, and in the event the Tenant shall fail to exercise its Refusal Right, the space may be offered to another party or such proposed transaction may be consummated by the Landlord and the third party. In the event Tenant shall fail to exercise its Refusal Right on either Expansion Premises at any time after notice as aforesaid, Tenant's Refusal Right with respect thereto shall thereafter cease and become null and void regardless of whether such space again becomes available during the Term of this Lease. In the event that Tenant does elect to exercise its Refusal Right, the Tenant shall promptly execute a lease for either Expansion Premises on the same base rent, terms and conditions as those specified in the Landlord's Notice but in no event shall the base rent be less than the rent then being paid by Tenant under this Lease.

              (C) Termination: The Refusal Right shall automatically terminate upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Premises, (3) the assignment of this Lease by Tenant, (4) the sublease by Tenant of the Premises, or any portion thereof, (5) Tenant's decision to decline the Refusal Right when offered, or (6) the failure of Tenant to timely or properly exercise such Refusal Right.


32.02



                      [Diagram of the property indicating the Expansion Premises, Suites 4 and 5, for which the Tenant has first right of refusal as explained in Section 32.01 (A) above.]

                                    EXHIBIT A

                        Floor Plan or Layout of Premises

                         (Approximately 22,596 Sq. Ft.)

                             (Office 2,502 Sq. Ft.)

                             Warehouse 20,094 Sq. Ft

Tenant: Morgan Products, Ltd., doing business in Louisiana as Morgan
        Distribution





                       [Diagram of floor plan of premises]

                                    EXHIBIT B
                              WORK LETTER AGREEMENT

                            [Landlord Performs Work]
                                   [Allowance]

         This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Lease (the "Lease") between Morgan Products, Ltd., doing business in Louisiana as Morgan Distribution, as "Tenant", and BR/NO LA. Properties, LLC as "Landlord", relating to demised premises ("Premises") at the building commonly known as 11401 Industriplex Boulevard, Baton Rouge, Louisiana 70809 (the "Building"), which Premises are more fully identified in the Lease and the building plans dated 8/30/96 by Tilt-Up Concrete Construction Co. drawn by Tina Konczol attached as Exhibit H. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

         For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

         1. Tenant's Initial Plans; the Work. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the preliminary cost estimate dated April 23, 1997 and the plan or plans prepared by Tilt-Up Concrete Construction Company dated April 17, 1997 and last revised April 23, 1997 (collectively, the "Initial Plan"), a copy or copies of which is/are attached hereto as Schedule 1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Not later than May 15, 1997, Tenant shall furnish to Landlord such additional plans drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/ or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinance (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

         2. Working Drawings. If necessary for the performance of the Work and not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initiating and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in. use, whichever method of approval Landlord may designate.

         3. Performance of the Work; Allowance. Except as hereinafter provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building
Standards"). Landlord shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $97,152.00 (such amount being $4.30 per rentable square foot of the Premises which is to be improved, as described in the Working Drawings) (the "Allowance"), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Working Drawings and of all labor (including overtime) and materials constituting the Work.

            In addition, Landlord will install one edge of dock leveler, the cost of which will not exceed $800.00.

         4. Payment. Prior to commencing the Work, Landlord shall submit to Tenant a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by the Commencement Date specified in the Lease) as then known by Landlord, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance (the "Excess Costs"). Tenant agrees, within three
(3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work, and Tenant shall also then pay to Landlord an amount equal to the Excess Costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Paragraph 4. In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord's control or other event or circumstance causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within three (3) days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant.


                                    EXHIBIT B
                                      - 1 -

         5. Substantial Completion. Landlord shall cause the Work to be "substantially completed" on or before the scheduled date of commencement of the term of the Lease as specified in Section 1.05 of the Lease, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the term of the Lease as specified in Section 1.05 of the Lease,
(a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary the Commencement Date of the Lease Term as specified in Section 1.05 of the Lease shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Lease Term as specified in Section 1.06 of the Lease shall be extended by an equal number of days. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the term of the Lease, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

         6. Tenant Delays. There shall be no extension of the scheduled commencement or expiration date of the term of the Lease (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

                  (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph l;

                  (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

                  (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

                  (iv) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

                  (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                  (vi)  any other act or omission of Tenant.

         7. Additional Work. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to. commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 15% of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work and an additional charge payable to Landlord in the amount of 5% of the total Cost of the Work as compensation for Landlord's general conditions (such fee and additional charge being hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost), within five
(5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

         8. Tenant Access. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

         (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in



                                    EXHIBIT B
                                      - 2 -
the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-occupancy Work; and (vii) assurances of the ability of Tenant to pay for ail of Tenant's Pre-occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-occupancy Work.

         (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

         (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

         (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Article IX thereof (regarding Tenant's improvements and alterations to the Premises), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-occupancy Work causes extra costs to Landlord or requires the use of other Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

         9. Lease Provisions. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

         10. Miscellaneous.

         (a) This Work Letter shall be governed by the laws of the state in which the Premises are located.

         (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

         (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

         (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

         (e) The headings set forth herein are for convenience only.

         (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

         (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

         11. Exculpation of Landlord and Sealy. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

         (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and

         (b) Except to the extent of  Landlord's  interest  in  Landlord's  Real
Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, the Sealy Companies or Sealy & Company, Inc.; or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.


                                    EXHIBIT B
                                      - 3 -

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the 7th day of May, 1997.




TENANT:                                     LANDLORD:

MORGAN PRODUCTS, LTD.
doing business in Louisiana as
MORGAN DISTRIBUTION                         BR/NO LA. PROPERTIES, LLC


By:      _________________________          By:      SPM Industrial, LLC

Its:     _________________________          Its:     Administrative Member


                                            ______________________________
                                            Mark P. Sealy
                                            Member


                                    EXHIBIT B
                                      - 4 -

                                   SCHEDULE I

                     COPIES OF INITIAL PLAN & COST ESTIMATE









                       [Diagram of floor plan of premises]




                                    EXHIBIT B
                                      - 5 -

                                    EXHIBIT C


                           SUITE ACCEPTANCE AGREEMENT




DATE: ___________________

Building Name/Address:                      ______________________________
                                            ______________________________
                                            ______________________________


Tenant Name:                                ______________________________
Suite #:                                    _________________

Management's Tenant Contact:______________ Phone #:______________

To Whom It May Concern:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with ______________________, a representative of Sealy & Company, Inc. I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:

Lease Commencement Date:____________    Occupancy Date:____________

Lease Rent Start Date*: ____________    Actual Rent Start*_________

Lease Expiration Date:  ____________    Actual Expiration Date:____

Date Keys Delivered:    ____________

Items requiring attention:_______________________________________

______________________________________________________________________

*If these dates are not the same, attach documentation.

Very truly yours,


By:________________________________

Its:_______________________________              Distribution
                                                        Tenant
Date:______________________________              Tenant Lease File

                                    EXHIBIT D

                                Tenant Operations
                                  Inquiry Form

                             SCHEDULE 1 TO EXHIBIT D

                               List of Permissible
                       Hazardous Materials and Quantities




Exterior Grille Primer                                10 Bottles
Vinyl to Vinyl Adhesive                               20 Tubes
Silicone Sealant                                         20 Tubes
White Glue                                               10 One Gallon Bottles
White Aerosol Paint                                      24 Cans

                                    EXHIBIT E

                               Additional Insureds



Additional  insureds  pursuant to the requirements  outlined in Article X of the
Lease:

BR/NO LA. Properties,  LLC, all successors thereof and beneficiaries thereunder:
Sealy & Company, Inc.; and their respective agents and employees

The Insurance Certificate should be sent to:

                                            Sealy & Company, Inc.
                                            110 James Drive West
                                            Suite 218
                                            St. Rose, Louisiana 70087

                                            Attention: Property Manager

                                    EXHIBIT F

                              Rules and Regulations

         1. Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

         2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's business as permitted herein, shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, the Premises and the Building in such movement. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises in the ordinary course of Tenant's permitted business shall also be at Tenant's sole risk and responsibility and shall be conducted in such a fashion as not to cause damage or injury to the Premises or the Building or to disturb other occupants thereof. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's permitted business without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes and other heavy fixtures, equipment or machines intended to be kept permanently in the Premises shall be moved into the Premises or the Building only with Landlord's written consent and placed where directed by Landlord.

         3. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Premises, regardless of how or when loss occurs.

         4. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into the Premises any inflammable fluids or explosives without written permission of Landlord.

         5. Tenant, its officers, agents, servants or employees shall not use the Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without written permission of Landlord (the preparation of coffee, tea, or the like is specifically excluded from this limitation).

         6. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

         7. No additional locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

         8. Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Premises; or mark, paint or cut into, drive nails or screw into nor in any way deface any part of the Premises or the Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

         9. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Premises, or which may emanate electrical waves or x-rays or other emissions which will impair radio or television broadcasting or reception from or in the Building, or be hazardous to health, well-being or condition of persons or property.

         10. Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights, business equipment and machinery. Damage resulting from failure to do so shall be paid by Tenant. Each Tenant, before closing for the day and leaving the Premises, shall see that all doors are locked.

         11. All plate and other glass now in the Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

         12. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part of appurtenance of the Premises.

         13. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall, have caused it. Landlord shall not be responsible for any damage due to stoppage, backup or overflow of the drains or other plumbing fixtures.

         14. All contractors and/or technicians performing work for Tenant within the Premises, Building or garage facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or garage facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

         15. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

         16. Neither Tenant nor any officer, agent employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

         17. In the event Tenant must dispose of crates, boxes, etc. which will not fit into wastepaper baskets, it will be the responsibility of Tenant to dispose of same properly.

         18. If the Premises shall become infested with vermin, roaches, or other undesirable creatures, Tenant at its sole cost and expense, shall cause the Premises to be professionally treated from time to time to the satisfaction of Landlord and shall employ such exterminators for this purpose as shall be approved by Landlord.

         19. Tenant shall not install any antenna or aerial wires, radio or television equipment of any other type of equipment inside or outside of the Building without Landlord's prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

         20. Tenant shall not make or permit any use of the Premises, the Building or garage facilities which, directly or indirectly, is forbidden by law, ordinance or governmental or municipal regulation, code or order or which may be disreputable or dangerous to life, limb or property.

         21. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the complex name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

         22. Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to create any nuisance or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in Premises.

         23. The Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and the complex and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

         24. The Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering within the Premises.

         25. No outside storage of any material, pallets, disabled vehicles, etc., will be permitted including but not limited to trash, except in approved containers.

         26. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises, or allow the Premises to be used for the storage of merchandise held for sale to the general public.

         27. Canvasing, soliciting, distribution of hand-bills or any other written material peddling in the Building and the complex are prohibited, and each Tenant shall cooperate to prevent the same.

         28. Tenant agrees to park in only those parking stalls designated as tenant parking. Tenant shall hold Landlord harmless for the removal and charges related thereto when Tenant, or its employees, park in space designated as visitor, handicapped parking, red or yellow curb areas. Tenant shall not park or allow to be kept any vehicle on the Premises, either company or personnel, which is not being used on a daily basis.

         29. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devises in or about the Building and/or Premises.

         30. Landlord may waive any one more of these Rules and Regulations for the benefit of any particular tenant or landlords, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations if favor of any other tenant or landlords, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the complex.

         31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease on premises in the complex.

                                    EXHIBIT G
                                PERSONAL GUARANTY

                     [THIS PAGE WAS INTENTIONALLY OMITTED.]